AGREEMENT


         THIS AGREEMENT, dated as of June 5, 1996 is entered into by and between LifeRate Systems, Inc., a Minnesota corporation (the "Company") and David W. Haskin, an individual presently residing in the State of Minnesota (the "Former Executive").

         A. The Former Executive's employment with the Company terminated effective April 24, 1996 (the "Termination Date").

         B. The Company and the Former Executive desire to settle and resolve in a final and binding way any and all existing and potential claims or disputes between the Company and the Former Executive relating in any way to their employment relationship and the termination of such employment relationship.

         In consideration of the foregoing and the mutual agreements set forth below, the parties hereto agree as follows:

         1. In consideration for entering into and performing his obligations under this Agreement and waiving the claims described in Section 4(a), subject to the occurrence of the Effective Date (as defined in Section 9), the Former Executive will be entitled to receive the benefits set forth in this Section 1. The Company will pay or reimburse the Former Executive, up to a maximum of $10,000 per year (less any applicable withholding taxes and pro rated for any portion of a year), for premiums on health insurance coverage for himself and his spouse in respect of private health insurance purchased by the Former Executive from the Termination Date and until such time as the Former Executive reaches age 65 (the "Payment Period").

         2. The Former Executive reaffirms the provisions of his Employment, Non-Compete and Confidentiality Agreement, entered into as of July 1, 1992, relating to (a) non-competition with the Company and (b) assignment of inventions and non-disclosure of confidential and proprietary information and agrees to continue to be fully bound by the terms of such provisions at all times after the date hereof in accordance with the terms and conditions of such provisions.

         3. In consideration for the release from the Former Executive provided in Section 4(a) and the other terms and conditions hereof, the Company agrees to the following:

                  (a) Promptly following the Effective Date, the Company will use its reasonable efforts to cause a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission which includes 31,555 shares of Common Stock of the Company owned by the Former Executive (out of a total of 191,555 shares of Common Stock of the Company (the "Shares") owned by the Former Executive).

                  (b) Promptly following the Effective Date, the Company will use its reasonable efforts to obtain a release of (I) 31,555 Shares (which are to be included in the Registration Statement) from the MJK Lock-up (as defined below) and (ii) the following portion of the Shares at the respective times indicated from both the Cheap Stock Escrow (as defined below) and the MJK Lock-up: 20,000 Shares no later than June 1, 1996 (or as soon thereafter as practicable ); 20,000 Shares no later than December 1, 1996; 20,000 Shares no later than June 1, 1997; and 20,000 Shares no later than December 1, 1997. It is understood that the Former Executive may elect, in his sole discretion, to request fewer shares than specified above to be released from the Cheap Stock Escrow or the MJK lock-up and the Company shall use its reasonable efforts to reduce the requested release in such event. "Cheap Stock Escrow" means the "cheap stock" escrow with the Commissioner of Commerce for the State of Minnesota covering certain shares of the Company's common stock including 160,000 of the Shares, and the "MJK Lock-up" means a certain lock-up arrangement with Miller, Johnson & Kuehn, Inc. The Former Executive acknowledges his understanding that the decision to release the Shares from the Cheap Stock Escrow and the MJK Lock-up are solely within the discretion of the Minnesota Commissioner of Commerce and Miller, Johnson & Kuehn, Inc., respectively, and that the Company has no control or influence over such discretionary decisions.

                  (c) Promptly following the Effective Date, the Company will execute the Release referred to in Section 4(b).

         4. (a) The Former Executive agrees to execute the Release attached hereto as Exhibit A, the terms of which are incorporated herein by reference.

                  (b) The Company agrees to execute the Release attached hereto as Exhibit B, the terms of which are incorporated herein by reference.

         5. The Former Executive agrees that he will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to, the technology, products, customer relationships, business or management of the Company. In addition, the Former Executive agrees that he will hold the facts and circumstances of this Agreement in strict confidence and will not reveal the existence or the terms of this Agreement in strict confidence and will not reveal the existence or the terms of this Agreement to anyone except his immediate family, tax advisers or accountants or as may otherwise be required by law or by subpoena resulting from judicial or administrative proceedings. The Company agrees it will not, at any time, disparage, demean or criticize, or do anything to cause injury to, the Former Executive.

         6. The Former Executive agrees to cooperate fully with the Company and its counsel in connection with any litigation matters or disputes involving the Company with respect to which the Former Executive has information that would be relevant to such matter and agrees to make himself available as may reasonably be necessary in connection with such matters.

         7. The Former Executive agrees and understands that he is entitled to no other compensation or benefits other than those enumerated in this Agreement and will not accrue or become entitled to any benefits during the Payment Period other than as provided herein.

         8. The Former Executive hereby acknowledges he has had up to 21 days to consider the terms of this Agreement before signing, that he fully understands and accepts the terms of this Agreement, that his signature is freely, voluntarily and knowingly given, and that he has been provided a full opportunity to review and reflect on the terms of this Agreement and to obtain the advice of legal counsel of his choice, which advice the Company has encouraged him to obtain.

         9. After executing this Agreement, the Former Executive understands that he may rescind this Agreement by delivering written notice of such rescission within 15 days of such execution by certified mail, return receipt requested, to Life Rate Systems, Inc., 7210 Metro Boulevard, Edina, Minnesota 55439; Attn: Chief Executive Officer. The Former Executive understands that this Agreement will not become effective until the end of such 15-day period (the "Effective Date") and only if the Former Executive does not rescind this Agreement.

         10. This Agreement does not constitute an admission that the Company violated any statute or principle of common law or engaged in any wrongdoing.

         11. This Agreement constitutes the entire agreement between the parties and supersedes all previous negotiations, representations and agreements heretofore made by the parties with respect to the subject matter hereof. No amendment, waiver or discharge hereof shall be valid unless in writing and executed by both parties hereto.

         12. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement, without regard to the conflict of law provisions of any jurisdictions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the Company and the Former Executive hereby consent to the exclusive jurisdiction of that court for this purpose.

         13. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

         14. The Former Executive may not assign this Agreement to any third party for whatever purpose without the express written consent of the Company. The Company may not assign this Agreement to any third party, except by operation of law through merger, consolidation, liquidation or recapitalization, or by sale of all or substantially all of the assets of the Company, without the express written consent of the Former Executive.

         15. The parties hereto agree that the rights granted by this Agreement are both unique and special, and the parties contemplate that enforcement of this Agreement may be had by recourse to the equitable remedies available in courts of appropriate jurisdiction in addition to any other remedies which may be or may become available at law.

         The parties have duly executed this Agreement as of the dates set forth below.

                                                     LIFERATE SYSTEMS, INC.

         Dated:  June 5, 1996                        By:  /s/ David Koentopf
                                                     Title:  Chairman



         Dated:  June 6, 1996                        /s/ David W. Haskin

                                                     Address: 1308 Laura St.
                                                     Mendota Heights, MN  55118